UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

APEX EXPLORATION CORP.
(Name of small business issuer in its charter)

Nevada	1090	68-0597444
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Code Number)	(I.R.S. Employer Identification No.)

33123 6th Avenue
Mission, British Columbia
Canada, V2V 1Z9
Tel: (778) 772-9513
(Address and telephone number of principal executive offices)

Thomas E. Stepp, Jr.
Stepp Law Group
32 Executive Park, Suite 105
Irvine, California  92614-6742
(949) 660-9700 Facsimile (949) 660-9010
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

i

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	4,750,000	$ 0.10	$475,000	$50.83

(1)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.
(2)     This price was arbitrarily determined by the issuer.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS
APEX EXPLORATION CORP.
A NEVADA CORPORATION

4,750,000 Shares of Common Stock of Apex Exploration Corp.

SUBJECT TO COMPLETION, DATED May 13, 2006

The prospectus and the registration statement, of which it is a part, are being filed with the SEC to satisfy our obligations to the recipients of certain shares of common stock (the "Selling Shareholders") of Apex Exploration Corp. This prospectus relates to 4,750,000 common shares of Apex Exploration Corp, a Nevada corporation, which may be resold from time to time by certain of our selling stockholders.  Our common stock is not currently listed on any national exchange or electronic quotation system.  In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

An investment in the securities offered hereby involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.

Investing in the Common Shares Involves Risks, See “Risk Factors” Beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  Our selling stockholders may not offer or sell their shares of our common stock until the registrations statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling stockholders, other than affiliates of the Company, will offer shares at the designated price until their shares are quoted on the Over-The-Counter (OTC) Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The offering price of the shares offered herein will be $0.10 per share.  Our affiliate selling shareholder is considered underwriter of this offering and will offer his shares at $0.10 per share for the duration of the offering

                                   Estimated                      Underwriting discounts              Proceeds to
                             Maximum Offering                  and commissions                       Issuer(1)
                               Price to Public
Per Share                   $0.10                                        $0.00                                 $0.00
Total Maximum          $475,000                                  $0.00                                 $0.00
_____________________
(1)  The Selling Stockholders will receive all of the proceeds from the sale of our common stock.

TABLE OF CONTENTS

PROSPECTUS SUMMARY…………………………………………………………………….…1

THE COMPANY……………………………………………………………….……………….…1

THE OFFERING……………………………………………………………………………….…..1

SELECTED FINANCIAL INFORMATION………………………………………….…………...2

RISK FACTORS……………………………………………………………………….………….3

            Risks Related to our this Offering and Our Common.…………....…………...……..........….3
            Risks Related to Our Business……………………………………....……………....…..…..4

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS……...……....…..10

USE OF PROCEEDS……………………………………………………………….……………10

DETERMINATION OF OFFERING PRICE………………………………………..…………...10

DILUTION…………………………………………………………………………….….......….10

DIVIDEND POLICY…………………………………………………………….....……..…...…11

SELLING STOCKHOLDERS…………………………………………………………….….......11

PLAN OF DISTRIBUTION……………………………………………………………...………13

LEGAL PROCEEDINGS……………………………………………………..…………….……15

DIRECTOR, EXECUTIVE OFFICER, PROMOTERS AND CONTROL PERSONS...........…...15

SECURITY OWNERSHIP OF DIRECTOR, OFFICER AND MANAGEMENT…….............…16

DESCRIPTION OF SECURITIES………………………………………………………......…..16

EXPERTS………………………………………………………..………………………………17

LIMITATION OF LIABILITY AND INDEMNIFICATION……....………………………...….17

DESCRIPTION OF BUSINESS…..……………………………………………………….....…18

            History and Background………………………………....………………….…………....18
            Our Business………………………………………….....………………….………..…..18
            Industry Overview.……….………………………………..……....…........……..............19
                 Worldwide Uranium Supply
                Uranium Demand
                Uranium Supply

            Competition……………………………………………………………......……....…..…21
            Government Regulation…………………………………………….....….……....….……21
            Disclosure……………………………………………………………...……........……...22

MANAGEMENT DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS………………………....…...22

            Overview………………………………………………………………………….....…...22
            Result of Operations…………………………………………………………………...….22
            Material Events and Uncertainties………………………………………………...…......…25
            Plan of Operations……………………………………………………………..........…….25
            Liquidity and Capital Resources……………………………………….………............…..25
            Description of Property………………………………………………………......…….…25
            Certain Relationships and Related Transactions…………........………….………...….…...26
            Executive Compensation…………………………………………………...…........……...26
            Changes in and Disagreements with Accountants on Accounting and Financial Disclosure……………………………………………………...…........…...27
            Additional Information………………………………………………………...........….….27
            Transfer Agent and Registrar………………………………………………….…......…....27
            Representations……………………………………………………...………..........….....27

FINANCIAL STATEMENTS………………………………………..………….....................…28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM..…..............….29

PART II……………………………………………………………………….………................40

INDEMNIFICATION OF OFFICERS AND DIRECTORS……………………..…….…..........40

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION………………………….........…40

RECENT SALES OF UNREGISTERED SECURITIES………………………………..….........40

EXHIBITS……………………………………………………........……….…………..…....….42

            A.          EXHIBITS……………………………………………………......….…...........42
            B.          FINANCIAL STATEMENT SCHEDULES………………….............…....…..42

UNDERTAKINGS…………………………………………………........………......…...…….42

POWER OF ATTORNEY…………………………………………………..........……...…......43

SIGNATURES………………………………………....…………………………….................44

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PROSPECTUS SUMMARY

The following information is qualified in its entirety by the more detailed information and financial projections appearing in this prospectus or incorporated by reference herein. You should review carefully the entire contents of this prospectus and the financial projections delivered herewith and consult legal and other professional advisors having relative expertise.  Care should be taken to read each term in the context of the particular provisions of this prospectus in which such term appears.

Information in this prospectus contains “forward looking statements” which can be identified by the use of forward-looking words, such as “believes”, “estimates”, “could”, “possibly”, “probably”, “anticipates”, “estimates”, “projects”, “expects”, “may”, “will”, or “should” or other variations thereon or similar words.  No assurances can be given that the future results anticipated by the forward-looking statements will be achieved.  The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements.  Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and effectiveness of our operating strategy.  Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.  Persons participating in the Offering should carefully consider the factors set forth herein under the caption "Risk Factors".

THE COMPANY

Apex Exploration Corp., (also referred to in this prospectus as the “Registrant”, the “Company”, “we” or “us”) was incorporated under the laws of the State of Nevada on October 22, 2004. Our offices are located at 33123 6th Avenue, Mission, British Columbia, Canada, V2V 1Z9, phone: 778.772.9513.  We are currently engaged in the business of acquiring and exploring properties for the existence of commercially viable deposits of uranium in Canada.  Prior to the formation of the Company, James Newton, our sole officer and director, had no prior experience in mineral exploration operations.

To date, we have no revenues.  We have received a going concern opinion from our auditors, because we are a development stage company, have accumulated a deficit of $34,751 for the period from October 22, 2004 (inception) to December 31, 2005, and have no sales.  Our auditors have substantial doubt about our ability to continue as a going concern.

THE OFFERING

This prospectus relates to the registration of 4,750,000 shares of our common stock to be sold by selling stockholders identified in this prospectus (the “Shares”) that the Registrant has agreed to register under the Securities Act of 1933.  These shares represent all of the Company’s shares currently outstanding and include 3,000,000 shares held by our sole officer, director and employee, Mr. James Newton.  The shareholders will sell their shares for the duration of this offering at $0.10 per share and thereafter at prevailing market prices or privately negotiated prices.  Our affiliate selling shareholder, Mr. Newton, is considered an underwriter of this offering and will sell his shares at $0.10 per share for the duration of this offering and thereafter.  The 4,750,000 common shares are restricted securities and, therefore, cannot be sold unless they are registered or sold in a transaction that is exempt from registration.  We intend to apply to the

National Association of Securities Dealers, Inc. (“NASD”) to have our shares listed on its over-the-counter bulletin board quotation service within two months of our registration statement becoming effective.  To date, no actions have been taken to apply to the NASD to have our shares listed on its over-the-counter bulletin board quotation service.  Please see Plan of Distribution at page 13 for a detailed explanation of how the securities may be sold.

SELECTED FINANCIAL INFORMATION

The following table presents summary historical financial information for the year ended December 31, 2005, the period from inception on October 22, 2004 to December 31, 2004 and the period from inception on October 22, 2004 to December 31, 2005. The table also includes certain Balance Sheet information for the fiscal year ended December 31, 2005 and the period from inception on October 22, 2004 to the end of December 31, 2004.  The Selected Financial Information should be read in conjunction with the Audited Financial Statements and the Notes thereto appearing in this prospectus.

Statement of Operations	YEAR ENDED DECEMBER 31, 2005	PERIOD FROM DATE OF INCEPTION OCTOBER 22, 2004 TO December 31, 2004	CUMULATIVE PERIOD FROM DATE OF INCEPTION OCTOBER 22, 2004 TO DECEMBER 31, 2005

Revenue (Interest)	$ 282	$ -	$ 282
Expenses	$ 33,280	$ 1,753	$ 35,033
Net Loss For The Period	$ 32,998	$ 1,753	$ 34,751
Net (Loss) Per Share – Basic & Diluted	$ (0.01)	$ (0.00)	$ -
Weighted Average Number of Common Shares Outstanding	3,000,000	2,873,240

Balance Sheets Information	YEAR ENDED DECEMBER 31, 2005	PERIOD FROM DATE OF INCEPTION OCTOBER 22, 2004 TO December 31, 2004
Current Assets:
Cash and Cash Equivalents	$ 20,183	$ -

Current Liabilities:
Accounts Payable and accrued liabilities	$ 4,934	$ 1,753
Total Stockholders’ Equity	$3,000	$ 3,000
Additional Paid in Capital	$12,000	$12,000
Share Subscription Receivable		$(15,000)
Share Subscriptions Received	$35,000
Deficit Accumulated During the Exploration Stage	$ (34,751)	$(1,753)

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our Company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are all of the material risks that we are currently aware of that are facing our Company. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE SELLING STOCKHOLDERS MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE THE CURRENT TRADING PRICE OF OUR COMMON STOCK.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 4,750,000 shares of common stock  outstanding as of May 13, 2006. When this registration statement is declared effective, the Selling Stockholders will be able to resell up to 4,750,000 shares of our common stock. As a result, a substantial number of our shares of common stock may be available for immediate resale, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the Selling Stockholders may lose some or all of their investment.

As of May 13, 2006, there are outstanding shares of our common stock that are restricted securities as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). Although the Securities Act and Rule 144 place certain prohibitions on the sale of restricted securities, restricted securities may be sold into the public market under certain conditions. Currently there are no shares of our common stock eligible for resale pursuant to Rule 144.

Any significant downward pressure on the price of our common stock as the selling stockholders sell their shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

BECAUSE OF LOSSES INCURRED BY THE COMPANY TO DATE AND OUR GENERAL FINANCIAL CONDITION, WE HAVE RECEIVED A GOING CONCERN COMMENT FROM OUR AUDITORS WHICH RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN

We had a net loss of $32,998 for the fiscal year ended December 31, 2005 and a net loss for the period from our inception on October 22, 2004 to the end of December 31, 2004 of $1,753.  This raises substantial doubt about our ability to continue as a going concern.  Management’s plan is to continue to attempt to raise additional capital until such time the Company is able to generate sufficient operating revenue.  If we are not able to continue as a going concern, we may cease to operate and our investors may lose some or all of their invested capital.

ADDITIONAL ISSUANCES OF EQUITY SECURITIES MAY RESULT IN DILUTION TO OUR EXISTING STOCKHOLDERS.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. The board of directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance will also cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire shares of our common stock from the Selling Shareholders, your proportionate ownership interest and voting power will be decreased accordingly. Further, any such issuance could result in a change of control.

OUR COMMON STOCK IS CLASSIFIED AS A "PENNY STOCK" UNDER SEC RULES WHICH LIMITS THE MARKET FOR OUR COMMON STOCK.

Our securities will be subject to the low priced security or so-called “penny stock” rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors.  For any transaction involving a penny stock, unless exempt, the rule requires:  (i) that a broker or dealer approve a person’s account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:  (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlighted form:  (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The administration requirements imposed by these rules may reduce the liquidity of our common shares and as result, our shareholders may not be able to sell their securities when they wish to do so.

RISKS RELATED TO OUR BUSINESS

OUR BUSINESS IS DIFFICULT TO EVALUATE BECAUSE WE HAVE A LIMITED OPERATING HISTORY.

In considering whether to invest in our common stock, you should consider that our inception was October 22, 2004 and, as a result, there is only limited historical financial and operating information available on which to base your evaluation of our performance.

WE HAVE A HISTORY OF OPERATING LOSSES AND THERE CAN BE NO ASSURANCES WE WILL BE PROFITABLE IN THE FUTURE.

We have a history of operating losses, expect to continue to incur losses, and may never be profitable, and we must be considered to be in the development stage. Further, we have been dependent on sales of our equity securities to meet our cash requirements. We have incurred losses totaling $34,751 from our inception in October 22, 2004 to the end of December 31, 2005. As of December 31, 2005, we had an accumulated deficit of $34,751. Further, we do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

-  the costs to acquire additional uranium exploration claims are more than we currently anticipate;

-  exploration and or future potential mining costs for additional claims increase beyond our expectations; or

-  we encounter greater costs associated with general and administrative expenses or offering costs.

Our development of and participation in uranium minerals exploration prospects will continue to require substantial capital expenditures.  The uncertainty and factors described throughout this section may impede our ability to economically discover, acquire, develop and/or exploit uranium prospects. As a result, we may not be able to achieve or sustain profitability or positive cash flows from operating activities in the future.

BECAUSE PRIOR TO THE FORMATION OF THE COMPANY, OUR SOLE OFFICER AND DIRECTOR HAD NO PRIOR EXPERIENCE IN MINERAL EXPLORATION, WE MAY NOT BE ABLE TO EFFECTIVELY IMPLEMENT OUR BUSINESS PLANS AND GENERATE PROFITS.

The recent experience of our sole officer and director relates to activities and/or businesses other than mineral exploration activities and is not related to the business model of the Company and may prove an impediment to the success of the Company.

WE HAVE RECEIVED A GOING CONCERN OPINION FROM OUR INDEPENDENT AUDITORS REPORT ACCOMPANYING OUR DECEMBER 31, 2005 FINANCIAL STATEMENTS.

The independent auditor's report accompanying our December 31, 2005 financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared "assuming that the Company will continue as a going concern," which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business. Our ability to continue as a going concern is dependent on raising additional capital to fund our operations and ultimately on generating future profitable operations. There can be no assurance that we will be able to raise sufficient additional capital or eventually have positive cash flow from operations to address all of our cash flow needs. If we are not able to find alternative sources of cash or generate positive cash flow from operations, our business and shareholders will be materially and adversely affected.

WE WILL REQUIRE ADDITIONAL FUNDING IN THE FUTURE.

Based upon our historical losses from operations, we will require additional funding in the future. If we cannot obtain capital through financings or otherwise, our ability to execute our development plans and achieve production levels will be greatly limited. Our current plans require us to make capital expenditures for the exploration and development of our mineral exploration property. Historically, we have funded our operations through the issuance of equity. We may not be able to obtain additional financing on favorable terms, if at all. Our future cash flows and the availability of financing will be subject to a number of variables, including potential production and the market prices of uranium. Further, debt financing could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations. If we are unable to raise additional funds, it would have a material adverse effect upon our operations.

As part of our growth strategy, we intend to acquire additional mineral exploration properties. Such acquisitions may pose substantial risks to our business, financial condition, and results of operations.  In pursuing acquisitions, we will compete with other companies, many of which have greater financial and other resources to acquire attractive properties. Even if we are successful in acquiring additional properties, some of the properties may not produce revenues at anticipated levels, or failure to develop such prospects within specified time periods may cause the forfeiture of the lease in that prospect. There can be no assurance that we will be able to successfully integrate acquired properties, which could result in substantial costs and delays or other operational, technical, or financial problems. Further, acquisitions could disrupt ongoing business operations. If any of these events occur, it would have a material adverse effect upon our operations and results from operations.

WE ARE A NEW ENTRANT INTO THE URANIUM MINERALS EXPLORATION AND DEVELOPMENT INDUSTRY WITHOUT PROFITABLE OPERATING HISTORY

Since inception, our activities have been limited to organizational efforts, obtaining working capital and acquiring one uranium property. As a result, there is limited information regarding production or revenue generation. As a result, our future revenues may be limited.

THE BUSINESS OF MINERALS EXPLORATION AND DEVELOPMENT IS SUBJECT TO MANY RISKS AND IF URANIUM IS FOUND IN ECONOMIC PRODUCTION QUANTITIES, THE POTENTIAL PROFITABILITY OF FUTURE POSSIBLE URANIUM MINING VENTURES DEPENDS UPON FACTORS BEYOND THE CONTROL OF OUR COMPANY

The potential profitability of mining uranium properties if economic quantities of Uranium are found is dependent upon many factors and risks beyond our control, including, but not limited to:

-  unanticipated ground and water conditions and adverse claims to water rights;

-  geological problems;

-  metallurgical and other processing problems;

-  the occurrence of unusual weather or operating conditions and other force majeure events;

-  lower than expected ore grades;

-  accidents;

-  delays in the receipt of or failure to receive necessary government permits;

-  delays in transportation;

-  labor disputes;

-  government permit restrictions and regulation restrictions;

-  unavailability of materials and equipment; and

-  the failure of equipment or processes to operate in accordance with specifications or expectations.

The risks associated with exploration and development and if applicable, mining as described above could cause personal injury or death, environmental damage, delays in mining, monetary losses and possible legal liability. We are not currently engaged in mining operations because we are in the exploration phase and have not yet any proved uranium reserves. We do not presently carry property and liability insurance. Cost effective insurance contains exclusions and limitations on coverage and may be unavailable in some circumstances.

THE URANIUM EXPLORATION AND MINING INDUSTRY IS HIGHLY COMPETITIVE AND THERE IS NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN ACQUIRING THE LEASES OR PROPERTIES.

The uranium exploration and mining industry is intensely competitive, and we compete with other companies that have greater resources. Many of these companies not only explore for and produce uranium, but also market uranium and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive uranium properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low uranium market prices. Our larger competitors may be able to absorb the burden of present and future federal, state, local and other laws and regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to discover productive prospects in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects and producing uranium properties.

THE MARKETABILITY OF NATURAL RESOURCES WILL BE AFFECTED BY NUMEROUS FACTORS BEYOND OUR CONTROL WHICH MAY RESULT IN US NOT RECEIVING AN ADEQUATE RETURN ON INVESTED CAPITAL TO BE PROFITABLE OR VIABLE.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include macroeconomic factors, market fluctuations in commodity pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of uranium and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

URANIUM MINING OPERATIONS ARE SUBJECT TO COMPREHENSIVE REGULATION, WHICH MAY CAUSE SUBSTANTIAL DELAYS OR REQUIRE CAPITAL OUTLAYS IN EXCESS OF THOSE ANTICIPATED, CAUSING AN ADVERSE EFFECT ON OUR COMPANY.

If economic quantities of uranium are found on any lease or property owned by the Company in sufficient quantities to warrant uranium mining operations, such mining operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment.

Uranium mining operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of mining methods and equipment. Various permits from government bodies are required for mining operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus resulting in an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend material amounts on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

URANIUM MINERALS EXPLORATION AND DEVELOPMENT AND MINING ACTIVITIES ARE SUBJECT TO CERTAIN ENVIRONMENTAL REGULATIONS WHICH MAY PREVENT OR DELAY THE COMMENCEMENT OR CONTINUANCE OF OUR OPERATIONS.

Uranium minerals exploration and development and future potential uranium mining operations are or will be subject to stringent federal, state, provincial, and local laws and regulations relating to improving or maintaining environmental quality. Environmental laws often require parties to pay for remedial action or to pay damages regardless of fault. Environmental laws also often impose liability with respect to divested or terminated operations, even if the operations were terminated or divested of many years ago.

Future potential uranium mining operations and current exploration activities are or will be subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Uranium mining is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products occurring as a result of mineral exploration and production. Compliance with these laws and regulations will impose substantial costs on us and will subject us to significant potential liabilities.

Costs associated with environmental liabilities and compliance are expected to increase with the increasing scale and scope of operations and we expect these costs may increase in the future.

We believe that our operations comply, in all material respects, with all applicable environmental regulations. However, we are not fully insured at the current date against possible environmental risks.

ANY CHANGE TO GOVERNMENT REGULATION/ADMINISTRATIVE PRACTICES MAY HAVE A NEGATIVE IMPACT ON OUR ABILITY TO OPERATE AND OUR PROFITABILITY.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in Canada or any other applicable jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

WE MAY BE UNABLE TO RETAIN KEY EMPLOYEES OR CONSULTANTS OR RECRUIT ADDITIONAL QUALIFIED PERSONNEL.

Our extremely limited personnel means that we would be required to spend significant sums of money to locate and train new employees in the event they are required. Due to our limited operating history and financial resources, we are entirely dependent on the continued service of James Newton, President, Chief Executive Officer, Chief Financial Officer and sole director. Further, we do not have key man life insurance on our sole director and officer. We may not have the financial resources to hire a replacement if he were to die. The loss of service of Mr. Newton could therefore significantly and adversely affect our operations.

OUR OFFICERS AND DIRECTORS MAY BE SUBJECT TO CONFLICTS OF INTEREST.

Our sole officer and director serves only part time and may be subject to conflicts of interest. Mr. Newton devotes part of his working time to other business endeavors, and has responsibilities to other entities. Such conflicts include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to the Company. Because of these relationships, our officers and directors will be subject to conflicts of interest.

NEVADA LAW AND OUR ARTICLES OF INCORPORATION MAY PROTECT OUR DIRECTORS FROM CERTAIN TYPES OF LAWSUITS.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus, including, without limitation, those described under the sections entitled “Risk Factors”, “Use of Proceeds” and “Management Discussion and Analysis of Financial Condition and Results of Operations” constitute “forward looking statements”.  These statements can be identified by forward-looking words such as “believes”, “estimates”, “could”, “possibly”, “probably”, “anticipates”, “estimates”, “projects”, “expects”, “may”,  “should”,  “goal”, “plan”, “intend”, or other variations thereon or similar words are not historical facts but are statements of future expectations and other forward-looking statements that are based on our current views and assumptions and involve known and unknown risks that may differ materially from those expressed or implied in such statements.  Actual results, performance or events may differ materially from those in such statements due to various factors beyond our control which include, without limitation:

            (a)      general economic conditions;
            (b)      performance of financial markets;
            (c)      changes in laws and regulations;
            (d)      changes in political environment; and
            (e)      competition;

USE OF PROCEEDS

The shares of common stock offered hereby are being registered hereby are being registered for the account of the selling stockholders identified in this prospectus.  All net proceeds from the sale of the common stock will go to the respective selling stockholders who offer and sell their shares of common stock.  We will not receive any part of the proceeds from such sales of common stock.

DETERMINATION OF OFFERING PRICE

The offering price of the 4,750,000 common shares being offered by the shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share.  Additionally, because we have a limited operating history and have not generated any revenues to date, the price of the common shares is not based on past earnings, nor is the price of the common shares indicative of current market value for the assets owned by us.  No valuation or appraisal has been prepared for our business.

DILUTION

Since all of the shares being registered are already outstanding, no dilution will result from this offering.

DIVIDEND POLICY

Purchasers of the Shares will participate in dividends based upon the number of shares held as of a dividend record date.

Our By-Laws provide that our Board of Directors may, from time to time, declare, and we may pay, dividends on our outstanding shares in the manner and upon the terms and conditions provided by law.

We have never declared or paid any cash dividends on our common stock.  Any future payment of dividends will be made at the discretion of our Board of Directors based upon conditions then existing, including earnings, financial condition and capital requirements as well as such economic and other conditions as our Board of Directors may deem relevant.

SELLING STOCKHOLDERS

The following list of selling stockholders includes:  (i) the number of shares of common stock currently beneficially owned by each selling stockholder; (ii) the number of shares being offered for resale by each stockholder; and (iii) the number and percentage of shares of common stock to be held by each selling stockholder after completion of this offering.  The registration of the shares does not necessarily mean that the selling stockholders will sell all or any of their shares.

The selling stockholders’ table consists of shareholders that purchased our common stock pursuant to private offerings of our securities.

On October 25, 2004, we authorized the issuance of 3,000,000 shares of our $0.001 par value common stock to our President and sole director, James Newton.  These shares were sold at the price of $0.005 per common share and were issued pursuant to Regulation S or the Securities Act of 1933, as amended (“Regulation S”).  Total proceeds received from Mr. Newton amounted to $15,000.  Between February 1, 2005 and July 31, 2005, pursuant to Regulation S, we accepted subscription agreements in respect of an aggregate of 1,750,000 shares of our $0.001 par value common stock from 29 investors in private placement transactions.  These sales were made at the price of $0.02 per common share resulting in gross proceeds to the Company of $35,000.  The sale price of our common stock was the result of negotiations between the respective purchasers and the Company and was not based on book value or our assets.  We did not engage in any general solicitation or advertising in respect of the sales of our securities and no offers or sales were made to U.S. persons nor were any offers or sales made in the U.S.

Regulation S sets forth conditions under which securities offerings may take place outside of the U.S. without registration under the Securities Act of 1933. Regulation S is available only for offers and sales of securities outside the United States. There are a number of conditions that must be met before a distribution of the shares of a U.S. company can take place offshore. Several of these conditions are discussed below. First, each purchaser of the securities must certify that it is not a U.S. person. Second, no directed selling efforts are made by the issuer in the United States. Third, the securities must contain a legend describing the Regulation S restrictions. Fourth, the issuer is required to refuse to register any transfer not made in accordance with Regulation S. Lastly, each confirmation of a purchase of such shares must contain a notice to the purchaser describing the Regulation S restrictions.  With respect to each sale of securities pursuant to the exemption from registration provided by Regulation S, we confirm that each requirement set forth in this paragraph was met.

As of May 13, 2006, there were 4,750,000 shares of our common stock outstanding.

Name of Beneficial Owner	Amount of Beneficial Ownership Prior to This Offering (1)		Shares of Common Stock Being Sold Pursuant to This Prospectus (2)	Shares of Common Stock beneficially Owned After This Offering
	Number	Percent	Number	Number	Percent
James Newton	3,000,000	63.16	3,000,000	0	0
Mia Wong	150,000	3.16	150,000	0	0
Jennine Newton (4)	150,000	3.16	150,000	0	0
Derrel Messer	100,000	2.10	100,000	0	0
Dean Salsnek	100,000	2.10	100,000	0	0
Christine Salsnek	100,000	2.10	100,000	0	0
Vivi Stormont (4)	100,000	2.10	100,000	0	0
Bill Stormont (4)	100,000	2.10	100,000	0	0
Barbara Newton (4)	100,000	2.10	100,000	0	0
Stryder Hack	100,000	2.10	100,000	0	0
Ken Inglis	100,000	2.10	100,000	0	0
Jude Johnson	50,000	1.05	50,000	0	0
Dana Hack	50,000	1.05	50,000	0	0
Karima Karim	50,000	1.05	50,000	0	0
Sue Inglis	50,000	1.05	50,000	0	0
Wayne Hancook	50,000	1.05	50,000	0	0
Satnam Riar	50,000	1.05	50,000	0	0
Scott Anderson	50,000	1.05	50,000	0	0
Jagdish Gill	25,000	*	25,000	0	0
Karen Gill	25,000	*	25,000	0	0
Jaspreet Gill	25,000	*	25,000	0	0
Pardeep Riar	25,000	*	25,000	0	0
Kevin Friesen	25,000	*	25,000	0	0
Darcy Narroway	25,000	*	25,000	0	0
Sarah Narroway	25,000	*	25,000	0	0
Harjit Nandra	25,000	*	25,000	0	0
Gurcharan Nandra	25,000	*	25,000	0	0
Marcel Kurtz	25,000	*	25,000	0	0
Jake Friesen	25,000	*	25,000	0	0
Marpeet Gill	25,000	*	25,000	0	0

TOTAL(3)	4,750,000	100.0%	4,750,000	0	0

* Less than 1%

(1)        Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to securities.  The named party beneficially owns and has sole voting and investment power over all shares or rights to those shares.  None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.  With the exception of James Newton, who has been our President, Chief Executive Officer, Principle Accounting Officer, Principle Financial Officer and Director from October 22, 2004 to the present, none of the selling shareholders or their beneficial owners:

-          has had any material relationship with the Company other than as a shareholder at any time; or
-          has ever been an officer or director of the Company or any of its predecessors or affiliates.

(2)        Assumes that all of the shares held by the selling stockholders and being offered under this prospectus are sold and that the selling stockholders acquire no additional shares of common stock before the completion of this offering.  The actual number of shares of common stock offered hereby is subject to change and could be materially greater or lesser than the estimated amount indicated, depending upon a number of factors, including whether the number of shares of common stock outstanding have been adjusted to account for any stock dividend, stock split and similar transactions or adjustment.

(3)        As of the date of this prospectus, there are no outstanding options or warrants to purchase, or securities convertible into, common equity of the Company.

(4)        Janine Newton is the wife of our President and Barbara Newton is the sister of our president.  Bill and Vivi Stormont are the step-father and mother of our President and sole director, James Newton.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise.  Our common stock is not currently listed on any national exchange or electronic quotation system.  Because there is no public market for our common stock, the selling security holders will sell their shares of our common stock at the fixed price of $0.10 per share for the duration of this offering and thereafter at prevailing market prices or privately negotiated prices.  The affiliate of the Company, Mr. Newton, our sole officer and director, who is considered an underwriter of the offering, will also sell his shares for the duration of the offering and thereafter at the fixed price of $0.10 per share.  We intend to apply to the National Association of Securities Dealers, Inc. (“NASD”) to have our shares listed on its over-the-counter bulletin board quotation service within two months of our registration statement becoming effective.  To date, no actions have been taken to apply to the NASD to have our shares listed on its over-the-counter bulletin board quotation service.  The selling stockholders may use one or more of the following methods when selling shares:

-       ordinary brokerage transactions in which the broker-dealer solicits purchasers;
-       an exchange distribution in accordance with the rules of the applicable exchange;
-       privately negotiated transactions;

Once a market develops, we will file a post-effective amendment to revise the cover page and plan of distribution to reflect current market price.

-       a combination of any such methods of sale; and

-       any other method permitted pursuant to applicable law.

To date, no broker-dealer has been engaged.  When a broker-dealer is engaged by the selling stockholders, the engaged broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Financial Department.  The cleared broker-dealer may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts for the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transaction involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

To the extent required by the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather that pursuant to this prospectus.

We are paying all fees and expenses incident to the registration of the shares.  We estimate these fees and expenses to be $4,000 which will be paid from cash on hand, future sales of securities or future borrowings.  Any offering expenses that exceed our cash on hand will have to be paid from future borrowings or future sales of securities as necessary.

The Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less that U.S. $5.00 per share, subject to certain exceptions.  Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks.  The administration requirements imposed by these rules may affect the liquidity of our common shares.

Our securities will be subject to the low priced security or so-called “penny stock” rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors.  For any transaction involving a penny stock, unless exempt, the rule requires:  (i) that a broker or dealer approve a person’s account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:  (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlighted form:  (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The administration requirements imposed by these rules may reduce the liquidity of our common shares.

LEGAL PROCEEDINGS

There are no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholders are an adverse party or has a material interest adverse to us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information regarding the executive officers and directors of Apex Exploration Corp. as of May 13, 2006.

Name	Age	Title	Term of

James Newton	42	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Chair of the Board, Treasurer, and Secretary	1 Year

James Newton

From 2003 to the present, Mr. Newton has been employed with Securitas Canada as a Client Service Manager, Mobile Division, for the Vancouver area.  Jim was hired to manage and reorganize the company’s mobile division.  Prior to this, Mr. Newton was employed as a sales representative for Volkswagen.  From 2000 to 2001, he was employed by Intercon Security.  From 1987 to 1998, Mr. Newton was in the Canadian Armed Forces where he served for 11 years as a Sea King Crew Commander, Unit Flight Safety Officer, Operations Officer, Comsec Custodian and Maintenance Test Pilot.

Committees of the Board

There are currently no committees.

Family Relationships

There are no family relationships between any director or executive officer.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND MANAGEMENT

The following table sets forth, as of May 13, 2006, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

NAME	AMOUNT AND NATURE OF BENEFICIAL SHARES OWNED (1)	PERCENT OF OUTSTANDING OWNERSHIP (2)

James Newton	3,000,000 common shares	63.16%

Officers, Directors and Control Persons as a Group	3,000,000 common shares	63.16%
________________

(1)       Based on 4,750,000 shares of common stock issued and outstanding as of May 13, 2006. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)       No member of Management has the right to acquire within sixty days through options, warrants, rights, conversion, privilege or similar obligations any security of the Company.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

DESCRIPTION OF SECURITIES

The following description of our authorized capital stock is subject to the detailed provisions of our Articles of Incorporation, copies of which are available upon request by contacting us at (778) 772-9513.

General

The total amount of common shares authorized for issuance by our Articles of Incorporation is 120,000,000, 100,000,000 of which are $0.001 par value common shares and 20,000,000 of which are $0.001 par value preferred shares.  As of May 13, 2006, there were 4,750,000 shares of common stock issued and outstanding and 30 stockholders of record.  All outstanding shares of common stock are fully paid and non-assessable.  There has been no issuance of any warrants or options to date. There has been no issuance of any preferred stock, dividend, voting, conversion rights, liquidation rights and other rights of the preferred stock, if any, will be established by our Board of Directors upon issuance. Holders of our common stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes, except that in the election of Directors, each holder of common stock shall have as many votes for each share held by him/her as there are directors to be elected and for whose election the shareholder has a right to vote. Currently, there is one member on our Board of Directors.  The common stock has no preemptive or other subscription rights, has no conversion, redemption or retraction rights. Holders of shares of our common stock are also entitled to dividends in such amounts as may be determined in the absolute discretion of our Board of Directors from time to time. We have never declared a dividend and do not expect to do so for the foreseeable future.  Holders of shares of our common stock are also entitled to receive pro rata our net assets in the event of liquidation, dissolution or winding-up or other distribution of assets among our shareholders. There are no options or warrants outstanding to purchase common shares and there are no other securities issued that can be converted into common shares.

EXPERTS

Morgan & Company, LLP, which is an Independent Registered Public Accounting Firm, have audited our financial statements for the fiscal year ended December 31, 2005 and the period from October 22, 2004 (inception) to December 31, 2004, and the cumulative period from the date of inception, October 22, 2004 to December 31, 2005, that are included in this Prospectus.  These financial statements are included in this Prospectus in reliance on Morgan & Company’s report, due to their authority as experts in accounting and auditing.

LIMITATION OF LIABILITY AND INDEMNIFICATION

Our Articles of Incorporation provide that none of our officers or directors shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve violation of criminal law or the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes.  Any repeal or modification of the Articles of Incorporation shall be prospective only as to this indemnification and shall not adversely affect any limitation on personal liability of any director or officer of the company for acts or omissions prior to such repeal or modification.

Our Bylaws state that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our agents (which includes directors, officers, employees and agents) against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by Nevada General Corporation law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

History and Background

Apex Exploration Corp. was incorporated on October 22, 2004 in the State of Nevada.  Our Articles of Incorporation, filed with the Secretary of State of Nevada, provide, among other things, that the Board of Directors be composed of James Newton.  Our authorized capital consists of 120,000,000 shares of our capital stock, 100,000,000 of which are common shares and 20,000,000 of which are preferred shares, both with a par value of $0.001.  No preferred shares have been issued.  Upon incorporation, our Board of Directors appointed James Newton to the offices of President, Chief Executive Officer, Chief Financial Officer, Principle Accounting Officer, Chair of the Board of Directors, Secretary and Treasurer.

On October 25, 2004, we authorized the issuance of 3,000,000 of our $0.001 par value common shares to our President, James Newton at the price of $0.005 per common share for total proceeds to the company of $15,000.   These shares were authorized pursuant to the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended (the “Act”) and are restricted shares as defined in the Act.

On October 25, 2004, our Board of Directors authorized management to proceed, on a best efforts basis, with a private placement of up to 2,000,000 shares of our common stock at the price of $0.02 per common share pursuant to Regulations S (“Regulation S”) of the Act.  Between February 1, 2005 and July 31, 2005, we accepted subscription forms from 29 qualified non-US investors for a total of 1,750,000 common shares at the price of $0.02 per common share for total gross proceeds to the Company of $35,000.  This offering was closed by consent of the Board of Directors on September 1, 2005.   The sale price of our common stock was set arbitrarily by the Board of Directors and was not based on our book value or our assets.

As at May 13, 2006, there were 4,750,000 shares of our common stock outstanding.

We currently employ one person, namely James Newton, who is responsible for all the daily activities of the Company.  He presently devotes whatever time is deemed necessary to fulfill the obligations of the Company.  At such time as he becomes unable to handle the daily operations of the Company, he expects to hire additional personnel as is required.

Our Business

We are in the business of researching, acquiring and exploring properties for the existence of commercially viable quantities of uranium in Canada. The Company’s goal is to identify and either purchase or option certain interests in various uranium prospects with a view to extracting uranium from the same and generating a profit either alone or by partnering with other companies with greater resources than ours.

On July 29, 2005, the Company entered into a property option agreement with 101053292 Sask. Ltd. (“Sask. Ltd”) whereby Sask. Ltd. Granted an option to the Company to acquire an interest of not less than 5% and up to 49% of the property at a cost of $25,000 upon signing the agreement and an additional $10,000 for each percentage point of the property acquired.  The property forming the subject matter of the agreement was comprised of approximately 8,718 square hectares in the American Lake area of Northern Saskatchewan.

On February 20, 2006, the Company received correspondence from Sask. Ltd. Indicating that it had received a bona fide offer of purchase for the property.  Pursuant to the option agreement, the Company was given the first right of refusal on the property provided that it met or exceeded the bona fide offer.  At this time the Company was unable to meet or beat the bona fide offer and as a result, on February 25, 2006, the Company released Sask. Ltd. From all obligations under the option agreement and the contract was null and void.

In March, 2006, management identified another uranium prospect and negotiated a contract for the optioning of that prospect from Mr. Scott Bell.  On April 1, 2006 the option agreement was executed by the parties and the Company acquired an option at the cost of $12,500 to acquire not less than 5% and not more than 49% working interest in a uranium prospect.  Upon exercising the option, the Company is required to pay to Mr. Bell an amount equal to $5,000 per percentage point of the option exercised.  For example, if the Company elects to exercise it option for the minimum of 5%, it would be required to pay $25,000 and if the Company elected to exercise its option for the maximum of 49%, it would be required to pay $245,000.

This prospect is comprised of approximately 1342 hectares of land located in the Athabasca Basin in Northern Saskatchewan, Canada.  It bears claim number S-108990, as registered with the Government of Saskatchewan, and is located within what has become know as the North Spreckley Lake Area.  This property does not have any proven uranium reserves but data accumulated from mining and exploration companies over the years, compiled and made publicly available by the government of Saskatchewan indicates a number of strong radioactive occurrences are present in this area. This data dates back as far as the 1950’s and was compiled from on site fieldwork, airborne gamma-ray spectrometer surveys and diamond drilling for core samples.  The Company will be required to extensively explore its current leases and claims in order to determine if any uranium in commercially viable quantities is present.

Industry Overview

          Worldwide Uranium Supply and Demand

The uranium market supply and demand fundamentals remained strong in 2005, indicating a need for more primary mine production over the coming decade. During the past 20 years, uranium consumption has exceeded mine production by a wide margin, with the difference being made up by secondary supply sources such as various types of inventory and recycled products. While there are still inventories, they are considerably reduced and in many cases might be classified as strategic rather than excess and, therefore, are not available to be used or sold.

          Uranium Demand

Current nuclear power trends are generally positive. However, it is difficult to know whether these trends and the national debates on the long-term future of nuclear power will result in more or less favourable conditions for the nuclear industry. New plant construction, improved reactor operations, updates and the extension of reactor lives make it highly likely that, at a minimum, the current demand for uranium will continue for several decades.

World uranium consumption totalled about 175 million pounds in 2005. Cameco Corp. estimates that annual world uranium consumption will reach 217 million pounds in 2015 reflecting an annual growth rate of about 2%. In 2006, world demand is expected to increase to about 176 million pounds.

Growth in demand could be tempered somewhat as uranium price increases encourage utilities to order more enrichment services. Uranium demand is affected by the enrichment process, which is one of the steps in making most nuclear fuel. Utilities choose the amount of uranium and enrichment services they will use depending on the price of each. In essence, utilities may substitute enrichment for uranium, thereby decreasing the demand for uranium and increasing the demand for enrichment. For example, when uranium prices rise, utilities tend to use more enrichment assuming enrichment prices remain constant. Of course, if enrichment prices increased, utilities would likely use less enrichment and more uranium. The tails assay (percentage of uranium left after processing) is an indication of the mix of uranium and enrichment used. The lower the tails assay, the less uranium being used.

For example, if world utilities choose to decrease tails assay by 0.01%, this would decrease annual uranium requirements by 2% or about 4 million pounds of uranium per year and increase the demand for enrichment services by 2%. The decrease in uranium consumption to 175 million pounds in 2005 was due primarily to lower tails assay, offset somewhat by new reactors coming online. It is important to note that there is a limit to the enrichment capacity that is currently available. In addition, enrichment contracts generally limit the ability to substitute enrichment for uranium.

In 2005, four reactors were connected to the electricity grid, two in Japan, one in India, and a refurbished reactor restarted in Canada. Three of these units entered commercial operation in 2005, and the other is expected to enter commercial operation in the first quarter of 2006. There were two reactor closures in 2005, both as a result of nuclear phase-outs, one in Germany and one in Sweden.

          Uranium Supply

World uranium supply comes from primary mine production and a number of secondary sources.

- Primary Sources of Supply

World production in 2005 was estimated at about 108 million pounds U3O8, up 3% from 105 million pounds in 2004, largely as a result of incremental increases in production at existing mines. World production is expected to increase to 110 million pounds in 2006.

It is expected that with higher uranium prices, new mines will startup, but the lead-time before they enter commercial production may be lengthy depending on the region. As a result, primary supply cannot significantly increase in the near-term. The level of increase in primary mine production is dependent on a number of factors, including:

-          the strength of uranium prices;

-          the efficiency of regulatory regimes in various regions;

-          currency exchange rates in producer countries compared to the US dollar; and

-          prices for other mineral commodities produces in association with uranium

- Secondary Sources of Supply

Secondary sources of supply consist of surplus US and Russian military materials, excess commercial inventory and recycled products. Recycled products include reprocessed uranium, mixed oxide fuel and re-enriched tails material. Some utilities use reprocessed uranium and mixed oxide fuel from used reactor fuel. In recent years, another source of supply has been re-enriched depleted uranium tails generated using excess enrichment capacity. We estimate that these recycled products will account for about 10% of world requirements over the next 10 years. With the exception of recycled material, secondary supplies are finite. Currently, most recycled products are a high-cost fuel alternative and are used by utilities in only a few countries.  (Source Cameco, Inc.)

Competition

We operate in a highly competitive industry, competing with other mining and exploration companies, and institutional and individual investors, which are actively seeking uranium minerals exploration properties throughout the world together with the equipment, labor and materials required to exploit such properties. Many of our competitors have financial resources, staff and facilities substantially greater than ours. The principal area of competition is encountered in the financial ability to cost effectively acquire prime minerals exploration prospects and then exploit such prospects. Competition for the acquisition of uranium minerals exploration properties is intense, with many properties available in a competitive bidding process in which we may lack technological information or expertise available to other bidders. Therefore, we may not be successful in acquiring and developing profitable properties in the face of this competition. No assurance can be given that a sufficient number of suitable uranium minerals  exploration  properties will be available for acquisition and development.

Uranium production is international in scope and is characterized by a relatively small number of companies operating in only a few countries. In 2004, four (4) companies, Cameco Inc., AREVA/Cogema, Rio Tinto and WMC Resources Limited (now owned by BHP Billiton) produced approximately 57% of total world output. Most of Western World production was from Canada and Australia which produced a combined 52% of global uranium output in 2004. Moreover, in 2004, Kazakhstan, Russia and Uzbekistan produced a combined 22% of worldwide uranium while supplying significant quantities of uranium into Western World markets. The Canadian uranium industry has in recent years been the leading world supplier, producing nearly 30% of the world supply.

Government Regulation

The exploration activities of the Company are subject to various federal, provincial and local laws governing prospecting, development, production, taxes, labour standards and occupational health, mine safety, toxic substances and other matters. Exploration activities are also subject to various federal, provincial and local laws and regulations relating to the protection of the environment. These laws mandate, among other things, the maintenance of air and water quality standards, and land reclamation. These laws also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Although the Company’s exploration activities are currently carried out in accordance with all applicable rules and regulations, no assurance can be given that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner which could limit or curtail production or development. Amendments to current laws and regulations governing operations and activities of exploration, mining and milling or more stringent implementation thereof could have a substantial adverse impact on the Company.

All phases of the Corporation’s operations are subject to environmental regulation in the various jurisdictions in which it operates or may operate in the future. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect the Corporation’s operations. Environmental hazards may exist on the properties on which the Corporation holds interests which are unknown to the Corporation at present and which have been caused by previous or existing owners or operators of the properties.

Disclosure

We anticipate becoming a reporting company and therefore will be filing forms 10-QSB quarterly reports and forms 10-KSB annual reports with the SEC. We will also be filing other reports including reports on Form 8-K, proxy and information statements and other information regarding the Company.  The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549 and/or obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we will be an electronic filer and as such, all items filed by us are available through an Internet site maintained by the SEC which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which site is available at http://www.sec.gov.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

We are a natural resource exploration and development company engaged in the exploration and development of properties that may contain uranium minerals in Canada. The Company has no proved reserves of any kind at the current date of this registration statement.  It is our intention to acquire interests in and to develop areas where uranium deposits are thought to be.

The following discussion should be read in conjunction with our audited financial statements and the related notes that appear elsewhere in his registration statement.  The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 3 of this registration statement. Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

RESULTS OF OPERATIONS

     In the notes to the financial statements, our auditors have included a note regarding our ability to continue as a going concern.  The financial statements included in this registration statement have been prepared assuming that we will be able to continue as a going concern.  The reason for the going concern comment is that we are a development stage company and we have accumulated a deficit of $34,751 for the period from October 22, 2004 (inception) to December 31, 2005, and we have no sales.  Our operating activities during this period have consisted primarily of our organization, conducting research, acquiring an option in a mineral property.  The future of our company is dependent upon our ability to obtain financing and upon future profitable operations from the development of our mineral property or properties.

   The discussion below provides an overview of our operations, discusses our results of operations, our plan of operations and out liquidity and capital resources.

   Our financial statements are prepared in accordance with U.S. generally accepted accounting principles.  We have expensed all development expenses related to the establishment of the Company.

   Our operating expenses are classified into four categories:

-    Bank Charges

     -    Filing Fees

     -    Mineral property Option Payments

     -    Professional Fees

Bank charges refer to service fees charges to us by our bank for opening accounts, ordering checks and monthly service fees.  Bank charges amounted to $152 for the fiscal year ended December 31, 2005, $0.00 for the period from our inception on October 22, 2004 to December 31, 2004 and $282 for the period from our inception on October 22, 2004 to December 31, 2005.

    Filing fees refers to charges related to the establishment of our corporation and annual charges incurred with respect thereto.  Filing fees amounted to $350 for the fiscal year ended December 31, 2005, $0.00 for the period from our inception on October 22, 2004 to December 31, 2004 and $350 for the period from our inception on October 22, 2004 to December 31, 2005.

    Mineral property option payments are payments made by the Company either in respect of  the acquisition of an option on a mineral property and/or payments made upon exercising such option.  On July 29, 2005, we entered into a property option agreement with 10153292 Sask. Ltd. (“Sask. Ltd.”) whereby Sask. Ltd. Granted an option to us to acquire an interest of not less than 5% and up to 49% of the property at a cost of $25,000 upon signing the agreement (the initial option payment), and $10,000 for each percentage point of the property acquired.  The property subject to this option is comprised of two mineral claims comprising approximately 8,718 hectares in the American Lake area of Northern Saskatchewan, Canada.

    The option was exercisable at any time before the expiration of the option, which is the earlier of July 28, 2007, the date the Company received notice from Sask. Ltd. that the subject property was ready for mining operations, or the date on which Sask. Ltd. notified the Company that it had received a bona fide offer from a third party in excess of the option agreement amounts, and the Company, after 30 days, is unable to meet or exceed the third party’s offer.  Upon exercise, the Company would be responsible for its proportionate share of all costs of maintaining and/or developing the properties.

    On February 20, 2006, the Company received correspondence from Sask. Ltd. Indicating that it had received a bona fide offer of purchase for the property.  Pursuant to the option agreement, the Company was given the first right of refusal on the property provided that it met or exceeded the bona fide offer.  At this time the Company was unable to meet or beat the bona fide offer and as a result, on February 25, 2006, the Company released Sask. Ltd. From all obligations under the option agreement and the contract was null and void.

   In March, 2006, management identified another uranium prospect and negotiated a contract for the optioning of that prospect from Mr. Scott Bell.  On April 1, 2006 the option agreement was executed by the parties and the Company acquired an option at the cost of $12,500 to acquire not less than 5% and not more than 49% working interest in a uranium prospect.  Upon exercising the option, the Company is required to pay to Mr. Bell an amount equal to $5,000 per percentage point of the option exercised.  For example, if the Company elects to exercise it option for the minimum of 5%, it would be required to pay $25,000 and if the Company elected to exercise its option for the maximum of 49%, it would be required to pay $245,000.

   The option is exercisable at any time before the expiration of the option, which is the earlier of April 10, 2008, the date the Company receives notice from Scott Bell that the subject property is ready for mining operations, or the date on which Scott Bell. notifies the Company that it has received a bona fide offer from a third party in excess of the option agreement amounts, and the Company, after 30 days, is unable to meet or exceed the third party’s offer.  Upon exercise, the Company would be responsible for its proportionate share of all costs of maintaining and/or developing the properties.

   Professional fees relate to fees paid by the Company to contracted professionals such as accountants, auditors and legal counsel.  Professional fees amounted to $7,778 for the fiscal year ended December 31, 2005, $1,753 for the period from our inception on October 22, 2004 to December 31, 2004 and $9,531 for the period from our inception on October 22, 2004 to December 31, 2005.

   We incurred losses of $32,998 for the fiscal year ended December 31, 2005, $1,753 for the period from our inception on October 22, 2004 to the end of December 31, 2004 and $34,751 for the period from our inception on October 22, 2004 to the end of December 31, 2005.  These losses are attributable to the costs incurred to establish our corporate structure, to maintain our corporation, to pay professional fees and to enter into our first mineral property option agreement.

   We do not expect our bank charges to increase in the coming year from their current levels as the amount of transactions we anticipate flowing through our accounts is small in number.

   We expect our filing fees to remain at their current levels as well since we are only required now to maintain our corporation on an annual basis.

   We do not expect that our mineral properties option payments will increase as we intend to focus on the mineral property which is currently under option for the coming months.  If we are able to raise additional funds, then we may seek to add additional properties to our portfolio but we have take no steps to make that happen.

   We expect our professional fees to remain at their current levels or to decrease in the next twelve months based on the fact that the costs associated with our initial audit was higher than a regular one year audit because we had to cover the period from our inception on October 22, 2004 to the end of December 31, 2005.  Hereafter, we will be audited on an annual basis.

   Due to the foregoing factors, our operating results are difficult to forecast.  You should evaluate our prospects in light of the risk, expenses and difficulties commonly encountered by comparable development-stage companies in rapidly evolving and regulated markets.  We cannot assure you that we will successfully address such risks and challenges.  In addition, even though we have an option on a mineral claim, we cannot assure you that it will result in revenues at all or if revenues are generated, that such revenues will be sufficient to permit us to become profitable.

   MATERIAL EVENTS AND UNCERTAINTIES

    Our operating results are difficult to forecast.  Our prospects should be evaluated in light of the risks, expenses and difficulties commonly encountered by comparable early stage companies in rapidly evolving markets.

   There can be no assurance that we will successfully address such risks, expenses and difficulties. In addition, even though we have an operational business with revenues, we cannot assure you that our revenues will increase or that we will become profitable in the future.

   The Company anticipates it will continue to incur losses for the foreseeable future. Although the Company projects existing cash on hand will provide sufficient funds to offset its expenses, the Company may need to raise additional capital or obtain debt financing.

   PLAN OF OPERATIONS

    During the next twelve months, we intend to continue to research and evaluate potential mineral claims with a view to entering into agreements for the acquisitions of interest in the same.  We intend to attempt to raise additional funds either privately through debt or equity financings and may attempt to use our common stock instead of cash for acquisitions of additional interests in mineral claims.

   LIQUIDITY AND CAPITAL RESOURCES

    Since the date of our incorporation, we have raised $50,000 through private placements of our common shares.  Our operating activies have used cash resources of $32,998 for the fiscal year ended December 31, 2005, $1,753 for the period from our inception on October 22, 2004 to December 31, 2004 and $34,751 for the period from our inception on October 22, 2004 to the end of December 31, 2005.  Our negative operating chas flow resulted primarily from the net losses we have incurred during the start-up phase as funds were used to establish our corporate structure, to acquire the options and the payment of professional fees related to the preparation of our audited financial statements.

   As at December 31, 2005 we had cash and cash equivalents of $20,183 and as of the end of the period from our inception on October 22, 2004 to the end of December 31, 2004, we had cash and cash equivalents of $0.00.  Based on our cash on hand, we anticipate having sufficient funds to continue operations for the next twelve months.

   In the event these funds are not sufficient to sustain our operations for the next twelve months, we may be required to conduct additional private placements of our common stock to raise additional funds and/or enter into debt financing arrangements but have taken no steps in these regards to date.  Additionally funding may not be available on favorable terms or at all.

   DESCRIPTION OF PROPERTY

    We presently operate from the home of our president and sole director, who provides these premises to the Company rent free.  We intend to continue to operate from these premises until such time as management determines that other space or additional employees are required.  These premises are located at 33123 6th Avenue, Mission, British Columbia, Canada, V2V 1Z9.  The phone number is (778) 772-9513.

   CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    We intend that any transactions between us and our sole officer and director, principal stockholders, affiliates or advisors will be on terms no less favorable to us than those reasonably obtainable from third parties.  To date, the only related party transaction involved the issuance of 3,000,000 of our common shares to our president and sole director, Mr. James Newton at the cost of $0.005 per common share for total proceeds to the Company of $15,000.

   EXECUTIVE COMPENSATION

    Executive Compensation

    The following table sets forth the salaries and director fees we paid to our executive officer in our most recent fiscal year ended December 31, 2005.

                                                                                                Director       Stock based      Stock based

   Person                             Position                      Salary(1)         fees(2)       Inducements     Compensation

   James Newton         President, Chief                  $0.00(3)       $0.00(3)             Nil(3)                 Nil(3)

                                  Executive Officer,

                                  Chief Financial Officer,

                                  Principal Accounting

                                  Officer, Secretary

                                  and Treasurer,

   ______________

   We currently have one director, James Newton

   (1)     We have not entered into an employment agreement with Mr. Newton.  We intend to compensate Mr. Newton as an employee and/or as a director in the future at market rates once the company becomes profitable.

   (2)  There are no standard arrangements for the compensation of directors.

   (3) During the fiscal year ended December 31, 2005, there were no compensation payments of any kind made to Mr. Newton.

We intend to do one, or a combination of the following, to compensate our current officer and director, and future employees, officers and directors so that they are retained and so that we can attract qualified personnel as we deem appropriate:

-    Develop a stock option plan and have our employees, officers and directors opt in to the plan at their choosing; and/or

    -    Issue shares to our employees, officers and directors.

   Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

    We engaged Morgan & Company, Chartered Accountants on September 9, 2005, to audit our financial statements for the year ended December 31, 2005 and from the period from inception on October 22, 2004 to the end of December 31, 2004 and the review of our financial statements included in this prospectus and in the registration statement of which this prospectus is a part.  Prior to their engagement, we did not have an independent auditor engaged.  There has been no change in auditors and no disagreements with Morgan & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

Additional Information

We have filed with the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549, a registration statement of Form SB-2 covering the common shares being sold in this offering.  We have not included in this prospectus all of the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.  You should review the exhibits themselves for a complete description of the contract or document.

    You may review a copy of the registration statement, including exhibits and schedules filed with it, at the SEC's public reference facilities at 100 F Street N.E., Washington, D.C. 20549.  You may also obtain copies of such materials from the Public Reference Section of the SEC, at prescribed rates.  You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a website  (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the company, that file electronically with the SEC.  You may read and copy any reports, statements or other information that we file with the SEC at the addresses indicated above, and you may also access them electronically at the web site set forth above.  These SEC filings are also available to the public from commercial document retrieval services.

Transfer Agent and Registrar

The registrar and transfer agent for our common shares is Empire Stock Transfer Inc., 7251 West Lake Mead Boulevard, Suite 300, Las Vegas, Nevada, 89128 and its telephone number at this location is (702) 562-4091.

Representations

     No finder, dealer, sales person or other person has been authorized to give any information or to  make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation.  Neither the delivery of this prospectus not any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

FINANCIAL STATEMENTS

APEX EXPLORATION CORP.

     (An Exploration Stage Company)

     FINANCIAL STATEMENTS

     DECEMBER 31, 2005 and 2004

     (Stated in U.S. Dollars)

    REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    To the Stockholders and Directors of

    Apex Exploration Corp.

    (An exploration stage company)

    We have audited the accompanying balance sheets of Apex Exploration Corp. (an exploration stage company) as at December 31, 2005 and 2004 and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2005, for the period from date of inception, October 22, 2004 to December 31, 2004 and for the cumulative period from date of inception, October 22, 2004 to December 31, 2005.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2005 and 2004 and the results of its operations and its cash flows for the periods indicated in conformity with United States generally accepted accounting principles.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has accumulated a deficit of $34,751 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its exploration activities.  These factors raise substantial doubt that the Company will be able to continue as a going concern.  Management’s plans in regard to these matters are also discussed in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

    Vancouver, Canada                                                                                               “Morgan & Company”

    February 15, 2006                                                                                                 Chartered Accountants

APEX EXPLORATION CORP.

     (An Exploration Stage Company)

     BALANCE SHEETS

     (Stated in U.S. Dollars)

          DECEMBER 31

       2005

       2004

ASSETS

Current

Cash and cash equivalents

       $

       20,183

       $

       -

===================================================
==
=========
==
=========

LIABILITIES

Current

Accounts payable and accrued liabilities

       $

       4,934

       $

       1,753

STOCKHOLDERS’ EQUITY

Common Stock (Note 4)

Authorized:

100,000,000 common shares with a par value of $0.001 per share

20,000,000 preferred shares with a par value of $0.001 per share

Issued and outstanding:

3,000,000 common shares

       3,000

       3,000

Additional paid-in capital

       12,000

       12,000

Share Subscription Receivable

       -

       (15,000)

Share Subscriptions Received (Note 5)

       35,000

       -

Deficit Accumulated During The Exploration Stage

       (34,751)

       (1,753)

       15,249

       (1,753)

       $

       21,183

       $

       -

===================================================
==
=========
==
=========

The accompanying notes are an integral part of these financial statements

APEX EXPLORATION CORP.

     (An Exploration Stage Company)

     STATEMENTS OF OPERATIONS

     (Stated in U.S. Dollars)

       CUMULATIVE

       PERIOD FROM

       PERIOD FROM

       DATE OF

       DATE OF

       INCEPTION

       INCEPTION

       OCTOBER 22

       OCTOBER 22

       YEAR ENDED

       2004 T0

       2004 TO

       DECEMBER 31

       DECEMBER 31

       DECEMBER 31

       2005

       2004

       2005

Revenue

Interest

        $

        282

        $

        -

        $

        282

Expenses

Bank charges

        152

        -

        152

Filing fees

        350

        350

Mineral properties option payments

        25,000

        -

        25,000

Professional fees

        7,778

        1,753

        9,531

        33,280

        1,753

        35,033

Net Loss For The Period

        $

        32,998

        $

        1,753

        $

        34,751

=====================================
==
============
==
============
==
============

Basic And Diluted Loss Per Share

        $

        (0.01)

        $

        (0.00)

        $

=====================================
==
============
==
============
==
============

     Weighted Average Number Of Shares
Outstanding

        3,000,000

        2,873,240

=====================================
==
============
==
============
==
============

   The accompanying notes are an integral part of these financial statements

APEX EXPLORATION CORP.

     (An Exploration Stage Company)

     STATEMENTS OF CASH FLOWS

      (Stated in U.S. Dollars)

       CUMULATIVE

       PERIOD FROM

       PERIOD FROM

       DATE OF

       DATE OF

       INCEPTION

       INCEPTION

       OCTOBER 22

       OCTOBER 22

       YEAR ENDED

       2004 T0

       2004 TO

       DECEMBER 31

       DECEMBER 31

       DECEMBER 31

       2005

       2004

       2005

Cash Flows From Operating Activities

Net loss for the period

        $

        (32,998)

        $

        (1,753)

        $

        (34,751)

     Adjustments To Reconcile Net Loss To
Net Cash Used By Operating Activities

          Increase in accounts payable and
accrued liabilities

        3,181

        1,753

        4,934

Net cash used in operating activities

        (29,817)

        -

        (29,817)

Cash Flows From Financing Activities

Issue of common stock

        15,000

        -

        15,000

Share subscriptions received

        35,000

        -

        35,000

Net cash provided by financing activities

        50,000

        -

        50,000

Net Increase In Cash and Cash Equivalents

        20,183

        -

        20,183

     Cash And Cash Equivalents, Beginning Of
Period

        -

        -

        -

     Cash And Cash Equivalents, End Of
Period

        $

        20,183

        $

        -

        $

        20,183

=====================================
==
============
==
============
==
============

     Supplemental Disclosures Of Cash Flow
Information

Interest paid

        $

        -

        $

        -

        $

        -

Income taxes paid

        $

        -

        $

        -

        $

        -

=====================================
==
============
==
============
==
============

The accompanying notes are an integral part of these financial statements

APEX EXPLORATION CORP.

     (An Exploration Stage Company)

     STATEMENT OF STOCKHOLDERS’ EQUITY

     PERIOD FROM INCEPTION, OCTOBER 22, 2004, TO DECEMBER 31, 2005

     (Stated in U.S. Dollars)

                              COMMON STOCK

       DEFICIT

       NUMBER

       ACCUMULATED

       OF

       ADDITIONAL

       SHARE

       SHARE

       DURING THE

       COMMON

       PAR

       PAID-IN

       SUBSCRIPTIONS

       SUBSCRIPTIONS

       EXPLORATION

       SHARES

       VALUE

       CAPITAL

       RECEIVABLE

       RECEIVED

       STAGE

       TOTAL

     Balance, October 22, 2004 (Date
of incorporation)

        -

        $

        -

        $

        -

        $

        -

        $

        -

        $

        -

        $

        -

     October 25, 2004 – Shares issued for
cash at $0.005

        3,000,000

        3,000

        12,000

        (15,000)

        -

        -

        -

Net loss for the period

        -

        -

        -

        -

        -

        (1,753)

        (1,753)

Balance December 31, 2004

        3,000,000

        3,000

        12,000

        (15,000)

        -

        (1,753)

        (1,753)

Share subscription received

        -

        -

        -

        15,000

        -

        -

        15,000

     Share subscriptions received
          pursuant to private placements
at $0.02 per share

        -

        -

        -

        -

        35,000

        -

        35,000

Net loss for the year

        -

        -

        -

        -

        -

        (32,998)

        (32,998)

Balance, December 31, 2005

        3,000,000

        $

        3,000

        $

        12,000

        -

        $

        35,000

        $

        (34,751)

        $

        15,249

=========
==
=======
==
========
==
==========
==
==========
==
==========
==
=========

The accompanying notes are an integral part of these financial statements

APEX EXPLORATION CORP.

     (An Exploration Stage Company)

     NOTES TO FINANCIAL STATEMENTS

     DECEMBER 31, 2005 and 2004

      (Stated in U.S. Dollars)

1.      OPERATIONS

a)       Organization

Apex Exploration Corp. was incorporated under the laws of the State of Nevada, U.S.A., on October 22, 2004.  The Company’s principal executive offices are in Mission, British Columbia.

b)       Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations.  The Company was formed for the purpose of acquiring exploration and development stage mineral properties.  The Company has not commenced business operations.

c)       Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

      As shown in the accompanying financial statements, the Company has accumulated a deficit of $34,751 for the period from October 22, 2004 (inception) to December 31, 2005, and has no sales.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties.  Management has plans to seek additional capital through a private placement and public offering of its common stock.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

   2.       SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

    The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

APEX EXPLORATION CORP.

     (An Exploration Stage Company)

     NOTES TO FINANCIAL STATEMENTS

     DECEMBER 31, 2005 and 2004

     (Stated in U.S. Dollars)

2.       SIGNIFICANT ACCOUNTING POLICIES (continued)

a)       Exploration Stage Company

The Company is an exploration stage company as defined in the Statements of Financial Accounting Standards No. 7.  The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced.  All losses accumulated since inception have been considered as part of the Company’s development stage activities.

b)       Mineral Properties and Exploration Expenditures

The Company expenses all costs incurred on mineral properties to which it has secured exploration rights prior to the establishment of proven and probable reserves.  If and when proven and probably reserves are determined for a property and a feasibility study prepared with respect to the property, then subsequent exploration and development costs of the property will be capitalized.

      The Company regularly performs evaluations of any investment in mineral properties to assess the recoverability and/or the residual value of its investments in these assets.  All long-lived assets are reviewed for impairment whenever events or circumstances change which indicate the carrying amount of an asset may not be recoverable.

c)       Exploration Expenditures

The Company follows a policy of expensing exploration expenditures until a production decision in respect of the project and the Company is reasonably assured that it will receive regulatory approval to permit mining operations, which may include the receipt of a legally binding project approval certificate.

      Management periodically reviews the carrying value of its investments in mineral leases and claims with internal and external mining related professionals.  A decision to abandon, reduce or expand a specific project is based upon many factors including general and specific assessments of mineral deposits, anticipated future mineral prices, anticipated future costs of exploring, developing and operating a production mine, the expiration term and ongoing expenses of maintaining mineral properties and the general likelihood that the Company will continue exploration on such project.  The Company does not set a predetermined holding period for properties with unproven deposits, however, properties which have not demonstrated suitable metal concentrations at the conclusion of each phase of an exploration program are re-evaluated to determine if future exploration is warranted, whether there has been any impairment in value and that their carrying values are appropriate.

APEX EXPLORATION CORP.

     (An Exploration Stage Company)

     NOTES TO FINANCIAL STATEMENTS

     DECEMBER 31, 2005 and 2004

     (Stated in U.S. Dollars)

2.       SIGNIFICANT ACCOUNTING POLICIES (continued)

c)   Exploration Expenditures (Continued)

If an area of interest is abandoned or it is determined that its carrying value cannot be supported by future production or sale, the related costs are charged against operations in the year of abandonment or determination of value.  The amounts recorded as mineral leases and claims represent costs to date and do not necessarily reflect present or future values.

      The Company’s exploration activities and proposed mine development are subject to various laws and regulations governing the protection of the environment.  These laws are continually changing, generally becoming more restrictive.  The company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

      The accumulated costs of properties that are developed on the stage of commercial production will be amortized to operations through unit-of-production depletion.

d)       Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 – “Accounting For Income Taxes” (SFAS 109).  This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes.  If it is more likely than not that some portion, or all of a deferred tax asset, will not be realized, a valuation allowance is recognized.

e)       Cash and Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.  At December 31, 2005 and December 31, 2004, the Company had no cash equivalents.

f)        Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash.

APEX EXPLORATION CORP.

     (An Exploration Stage Company)

     NOTES TO FINANCIAL STATEMENTS

     DECEMBER 31, 2005 and 2004

     (Stated in U.S. Dollars)

2.       SIGNIFICANT ACCOUNTING POLICIES (continued)

g)       Financial Instruments

The Company’s financial instruments consist of cash, and accounts payable and accrued liabilities.

      Unless otherwise noted, it is management’s opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments.  The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

h)       Basic and Diluted Loss Per Share

In accordance with SFAS No. 128, “Earnings Per Share,” the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At December 31, 2005 and December 31, 2004 the Company has no common stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

i)        Foreign Currency Translation

The Company’s functional currency is the U.S. dollar.  Transactions in foreign currency are translated into U.S. dollars as follows:

      i)        monetary items at the rate prevailing at the balance sheet date;

      ii)       non-monetary items at the historical exchange rate;

      iii)     revenue and expense at the average rate in effect during the applicable accounting period.

j)        Use of Estimates

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures.  Actual results may differ from the estimates.

APEX EXPLORATION CORP.

     (An Exploration Stage Company)

     NOTES TO FINANCIAL STATEMENTS

     DECEMBER 31, 2005 and 2004

     (Stated in U.S. Dollars)

2.       SIGNIFICANT ACCOUNTING POLICIES (continued)

k)       Asset Retirement Obligations

The Company has adopted Statement of Financial Accounting Standards No. 143 (“SFAS 143’), “Accounting for Asset Retirement Obligations”, which requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset.

      The cost of the tangible asset, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the asset.  The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value.  The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate.  To date, no significant asset retirement obligation exists due to the early stage of exploration.  Accordingly, no liability has been recorded.

l)        New Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, could have a material effect on the accompanying financial statements.

   3.       MINERAL PROPERTIES

On July 29, 2005, the Company entered into a property option agreement with 101053292 Sask. Ltd. (“Sask. Ltd”) whereby Sask. Ltd. granted an option to the Company to acquire an interest of not less than 5% and up to 49% of the property at a cost of $25,000 upon signing the contract (the initial option purchase payment), and $10,000 for each percentage point of the property acquired.  The property subject to the option agreement consists of two mineral claims comprising 8,718 hectares in the American Lake area of northern Saskatchewan.

    The option may be exercised at any time before the expiry of the option.  The expiry date of the option is the earlier of July 28, 2007 and the date the Company receives notice from Sask. Ltd that the subject property is ready for mining operations, or the date on which Sask. Ltd receives a bona fide offer for the subject property from a 3rd party in excess of the option agreement amounts, and the Company, after 30 days notice of such an offer, is unable to offer Sask. Ltd. a comparable offer for the subject property.

    Upon exercise of the option, the Company shall become liable for its proportionate share of all costs associated with the property.

APEX EXPLORATION CORP.

     (An Exploration Stage Company)

     NOTES TO FINANCIAL STATEMENTS

     DECEMBER 31, 2005 and 2004

     (Stated in U.S. Dollars)

3.       MINERAL PROPERTIES

As of December 31, 2005, the Company has incurred the initial option purchase payment of $25,000 (expensed) and incurred no exploration costs on the property.

   4.       COMMON STOCK

On October 25, 2004, pursuant to a private placement, the Company sold 3,000,000 shares of its common stock at $0.005 per share for cash to a director.  On February 25, 2005 the share subscription was received.

   5.       SHARE SUBSCRIPTIONS RECEIVED

As at December 31, 2005, pursuant to a private placement equity fundraising to issue up to 2,000,000 shares of its common stock at $0.02 per share, the Company had received subscriptions for 1,750,000 shares of common stock at an aggregate value of $35,000.

PART II

     INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide that none of our current sole officer and director, or future officers or directors, shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve violation of criminal law or the payment of distributions in violation of Section 78.300 of The Nevada Revised Statutes.  Any repeal or modification of our Articles of Incorporation shall be prospective only as to this indemnification and shall not adversely affect any limitation on personal liability of any of our current sole officer and director or future officers and directors for acts or omissions prior to such repeal or modification.

    Our Bylaws state that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our agents (which includes directors, officers, employees and agents) against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by Nevada General Corporation law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions.  All amounts shown are estimates except for amounts of filing and listing fees.

SEC Filing Fee                                                                          $       55.90

    Printing Engraving Expenses                                                       $     495.00

    Legal Fees and Expenses                                                           $   2000.00

    Accounting and Audit Fees                                                        $  1,500.00

    Total                                                                                         $  4,050.90

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

(a)       Securities issued and sold:

    1.       On July 21, 2005, we authorized the issuance of 3,000,000 shares of our $0.001 par value common stock to our President and sole director, James Newton.  These shares were issued at the price of $0.005 per common share and were issued pursuant to Regulation S or the Securities Act of 1933, as amended (“Regulation S”).  Total proceeds received from Mr. Newton amounted to $15,000.

 2.       Between February 1, 2005 and July 31, 2005, pursuant to Regulation S, we accepted subscription agreements in respect of an aggregate of 1,750,000 shares of our $0.001 par value common stock from 29 investors in private placement transactions.  These sales were made at the price of $0.02 per common share resulting in gross proceeds to the Company of $35,000.  The sale price of our common stock was the result of negotiations between the respective purchasers and the Company and was not based on book value or our assets.  We did not engage in any general solicitation or advertising in respect of the sales of our securities and no offers or sales were made to U.S. persons nor were any offers or sales made in the U.S.

As of May 13, 2006, there were 4,750,000 shares of our common stock outstanding.  None of our selling shareholders in this prospectus are broker-dealers or affiliates of broker-dealers.

       NAME

       RESIDENCY

       SHARES

       PROCEEDS

       Jim Newton

       Mission, BC, Canada

       3,000,000

       $15,000

       Mia Wong

       Burnaby, BC, Canada

       150,000

       3,000

       Jennine Newton

       Mission, BC, Canada

       150,000

       3,000

       Darrel Messer

       Coquitlam, BC, Canada

       100,000

       2,000

       Dean Salsnek

       Maple Ridge, BC, Canada

       100,000

       2,000

       Christine Salsnek

       Maple Ridge, BC, Canada

       100,000

       2,000

       Vivi Stormont

       Whiterock, BC, Canada

       100,000

       2,000

       Bill Stormont

       Whiterock, BC, Canada

       100,000

       2,000

       Barbara Newton

       Vancouver, BC, Canada

       100,000

       2,000

       Stryder Hack

       Vancouver, BC, Canada

       100,000

       2,000

       Ken Inglis

       Chilliwack, BC, Canada

       100,000

       2,000

       Jude Johnson

       West Vancouver, BC, Canada

       50,000

       1,000

       Dana Hack

       Vancouver, BC, Canada

       50,000

       1,000

       Karima Karim

       Coquitlam, BC, Canada

       50,000

       1,000

       Sue Inglis

       Chilliwack, BC, Canada

       50,000

       1,000

       Wayne Hancook

       Surrey, BC, Canada

       50,000

       1,000

       Satnam Riar

       Surrey, BC, Canada

       50,000

       1,000

       Scott Anderson

       Abbotsford, BC, Canada

       50,000

       1,000

       Jagdish Gill

       Surrey, BC, Canada

       25.000

       500

       Karen Gill

       Surrey, BC, Canada

       25,000

       500

       Jaspreet Gill

       Vancouver, BC, Canada

       25,000

       500

       Pardeep Riar

       Surrey, BC, Canada

       25,000

       500

       Kevin Friesen

       North Vancouver, BC, Canada

       25,000

       500

       Darcy Narroway

       North Vancouver, BC, Canada

       25,000

       500

       Sarah Narroway

       North Vancouver, BC, Canada

       25,000

       500

       Harjit Nandra

       Surrey, BC, Canada

       25,000

       500

       Gurcharan Nandra

       Surrey, BC, Canada

       25,000

       500

       Marcel Kurtz

       North Vancouver, BC, Canada

       25,000

       500

       Jake Friesen

       Swift Current, SK, Canada

       25,000

       500

       Marpeet Gill

       Surrey, BC, Canada

       25,000

       500

       TOTAL

       4,750,000

       $50,000

(b)          Underwriters and Other Purchasers.

                          Not Applicable

    (c)          Consideration. See (a) Above

    (d)          Exemption from Registration Claimed.  See (a) above

ITEM 27.   EXHIBITS

A.       EXHIBITS

    The following exhibits are attached hereto:

    Exhibit

    Number            Title

    3.1                   Articles of Incorporation of Apex Exploration Corp.

    3.2                   Bylaws of Apex Exploration Corp.

    4.1                   Specimen of ordinary share certificate

    5.1                   Opinion of Stepp Law Group as to the validity of the securities offered herby

    10.1                 Material Contract – Option Agreement

    23.1                 Consent of Morgan & Company.

    23.2                 Consent of Stepp Law Group (specified in Exhibit 5.1)

    24.1*               Power of Attorney (Contained on the signature pages of this Registration Statement)

    B.       FINANCIAL STATEMENT SCHEDULES

    All schedules are omitted because they are not applicable or the required information is shown in our financial statements and related notes attached to this prospectus.

ITEM 28.   UNDERTAKINGS

The undersigned Company hereby undertakes that it will:

    (1)   file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a)   any prospectus required by Section 10(a)(3) of the Securities Act;

(b)   reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (c)   any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2)   for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)   remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Apex Exploration Corp. pursuant to the foregoing provisions, or otherwise, Apex Exploration Corp. has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by Apex Exploration Corp.of expenses incurred or paid by a director, officer or controlling person of Apex Exploration Corp. in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, Apex Exploration Corp. will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Newton his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2006.

          SIGNATURE                                                                    TITLE

   /s/  James Newton                                  President, Chief Executive Officer, Chief Financial Officer,

                                                                 Principal Accounting Officer, Chair of the Board of Directors,

                                                                 Secretary, Treasurer and Director

   SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the Mission, British Columbia, Canada on May 13, 2006.

   APEX EXPLORATION CORP.

          SIGNATURE                                                                    TITLE

   /s/  James Newton                                 President, Chief Executive Officer, Chief Financial Officer,

                                                                Principal Accounting Officer, Chair of the Board of Directors,

                                                                Secretary, Treasurer and Director